Exhibit 99.2

Press Contacts:	Investor Relations Contact:
John Noh	Laura Graves
Cisco	Cisco
(408) 853 8445	(408) 526-6521
jnoh@cisco.com	lagraves@cisco.com

Colin Smith	Industry Analyst Relations Contact:
WebEx	Skip MacAskill
(408) 566-5694	Cisco
colin.smith@webex.com	(408) 525-1583
smacaski@cisco.com

Cisco Announces Agreement to Acquire WebEx

Acquisition Furthers Cisco’s Vision for Enabling Collaboration in the SMB Market

SAN JOSE, Calif., and SANTA CLARA, Calif., March 15, 2007 –– Cisco and WebEx today announced a definitive agreement for Cisco to acquire WebEx. WebEx is a market leader in on-demand collaboration applications, and its network-based solution for delivering business-to-business collaboration extends Cisco’s vision for Unified Communications, particularly within the Small to Medium Business (SMB) segment.

Under the terms of the agreement, Cisco will commence a cash tender offer to purchase all of the outstanding shares of WebEx for $57 per share and will assume outstanding share-based awards, for an aggregate purchase price of approximately $3.2 billion, or approximately $2.9 billion net of WebEx’s existing cash balance. The transaction will be accounted for in accordance with generally accepted accounting principles, and the acquisition of WebEx is expected to close in the fourth quarter of Cisco’s fiscal year 2007. Cisco anticipates this transaction will be neutral to its non-GAAP FY2008 earnings.

The acquisition has been approved by the board of directors of each company and is subject to various standard closing conditions, including approval under Hart Scott Rodino and similar laws outside the U.S.

“As collaboration in the workplace becomes increasingly important, companies are looking for rich communications tools to help them work more effectively and efficiently,” said Charles H. Giancarlo, Chief Development Officer at Cisco. “The combination of Cisco and WebEx will deliver compelling solutions accelerating this next wave of business communications.

Cisco believes the network is a platform for all forms of communications and collaboration, and WebEx’s technology and services portfolio complement Cisco’s leadership in the Unified Communications and collaboration market, while providing Cisco with a new and unique business model to expand its presence in the fast-growing SMB market,” Giancarlo continued.

“Cisco and WebEx share a vision of web collaboration as a key to accelerating business processes and critical to durable competitive advantage,” said Subrah S. Iyar, CEO of WebEx. “Cisco’s global reach and customer focus will help us extend our core web collaboration applications and continue to broaden the services we offer through the WebEx Connect platform.”

WebEx’s service portfolio includes technologies and services that allow companies to engage in real-time and asynchronous data conferences over the Internet as well as share web-based documents and workspaces that help improve productivity, performance and efficiency of workers in any size organization. WebEx’s subscription-based services strategy has been key to its success, and Cisco plans to preserve this business model going forward.

Following the close of the transaction, WebEx will become a part of Cisco’s Development Organization while maintaining its unique business model. Mr. Iyar will report directly to Mr.Giancarlo.

WebEx was founded in 1995 and held its Initial Public Offering (IPO) in July 2000. The company has close to 2200 employees. For FY2006, which ended December 31, 2006, WebEx reported revenues of $380 million.

Editor’s Note:

•

A conference call with Cisco Chief Development Officer Charles Giancarlo and WebEx CEO Subrah Iyar to discuss Cisco’s acquisition of WebEx will be held at 9:30 a.m. Eastern Time on Thursday, March 15, 2007. The dial-in number is 1-888-989-6518 (United States); 212-287-1617 (international); corresponding slides and a webcast will be available at www.cisco.com/go/investors.

•

A replay of the Cisco/WebEx conference call will be available from 11:30 a.m. Eastern Time on March 15, 2007, until 11:59 p.m. Eastern Time on Thursday, March 22, 2007. The dial-in number is 1-866-430-8796 (United States); 203-369-0942 (international).

•	Additional information regarding the acquisition will be available at http://newsroom.cisco.com.

About Cisco

Cisco, (NASDAQ: CSCO), is the worldwide leader in networking that transforms how people connect, communicate and collaborate. Information about Cisco can be found at http://www.cisco.com. For ongoing news, please go to http://newsroom.cisco.com.

About WebEx

With 2.2 million registered users, WebEx is the global leader in on-demand applications for collaborative business on the web. These applications enhance high-touch business processes, such as sales and training, with efficient web-touch interactions. As an on-demand provider, WebEx is able to facilitate both internal and external collaboration. WebEx delivers its range of applications over the WebEx MediaTone Network, a global network specifically designed for the secure delivery of on-demand applications. WebEx applications support multipoint videoconferencing, web conferencing and application remote control. WebEx is based in Santa Clara, California and has regional headquarters in Europe, Asia and Australia. Please call toll free 877-509-3239 or visit www.WebEx.com for more information.

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Cisco, Cisco Systems, Linksys and the Cisco Systems logo are registered trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.

WebEx and the WebEx logo are registered trademarks of WebEx.

Forward-Looking Statements

This press release contains projections and other forward-looking statements regarding expected performance of Cisco following completion of the acquisition, including statements related to Cisco’s product and service offerings and the future of the network and communications markets. Statement regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, obtaining a sufficient number of tendered shares of common stock and regulatory approval of the merger, the potential impact on the business of WebEx due to the uncertainty about the acquisition, the retention of employees of WebEx and the ability of Cisco to successfully integrate WebEx and to achieve expected benefits. Actual results may differ materially from those in the projections or other forward-looking statements. For information regarding other related risks, please see the “Risk Factors” section of Cisco’s filings with the SEC, including its most recent filings on Form 10-K and Form 10-Q.

Securities Law Disclosure

The tender offer for the outstanding common stock of WebEx has not yet commenced. This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of WebEx common stock will be made only pursuant to an offer to purchase and related materials that Cisco Systems, Inc. intends to file with the SEC on Schedule TO. WebEx also intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. WebEx stockholders and other investors should read these materials carefully because they contain important information, including the terms and conditions of the offer. WebEx stockholders and other investors will be able to obtain copies of these materials without charge from the SEC through the SEC’s website at www.sec.gov, from Georgeson Inc., the information agent for the offer, toll-free at (888) 264-7052 (banks and brokers call (212) 440-9800), from Cisco (with respect to documents filed by Cisco with the SEC) by going to Cisco’s Investor Relations Website at http://www.cisco.com/go/investors, or from WebEx (with respect to documents filed by WebEx with the SEC) by going to WebEx’s Investor Relations Website at www.WebEx.com. Stockholders and other investors are urged to read carefully those materials prior to making any decisions with respect to the offer.